Exhibit 99.1

Investor Release

Investor Contact: Brett Pollack

Email: Brett.Pollack@qlik.com

Phone: 646-561-0906

Media Contact: Maria Scurry

Email: Maria.Scurry@qlik.com

Phone: 617-658-5317

Qlik Announces Strong First Quarter 2015 Financial Results

•	First quarter total revenue of $120.3 million increases 8% year-over-year; 23% in constant currency

•	First quarter license revenue of $54.8 million increases 2% year-over-year; 16% in constant currency

RADNOR, Pennsylvania – April 23, 2015 - Qlik (NASDAQ: QLIK), a leader in data discovery delivering intuitive solutions for self-service data visualization and guided analytics, today announced financial results for the first quarter ended March 31, 2015.

Lars Björk, Chief Executive Officer of Qlik, stated, “The first quarter was a terrific start to 2015. Both revenue and non-GAAP operating results exceeded our expectations, highlighting the benefits of our global footprint, more comprehensive BI offerings, and expanded addressable market. Our platform is designed to fulfill a greater portion of market needs and enables customers to start their journey wherever they want, with best in class visualization, governance, security and collaboration, ensuring greater confidence and trust across an entire organization.”

Tim MacCarrick, Chief Financial Officer of Qlik added, “We are reiterating our full year 2015 constant currency guidance for revenue growth of 20-22%, which underscores the strong trends and underlying demand we are experiencing in the business. Since we previously set full year 2015 guidance in February, the US dollar has continued to strengthen. Therefore, based on current exchange rates, we expect our full year 2015 reported revenue to be negatively impacted by $15 million compared with our prior guidance. We are also maintaining our full year expectations for non-GAAP operating margins. We remain focused on delivering significant top-line growth while growing expenses at a slower rate, in order to drive incremental operating leverage.”

Financial Highlights for the First Quarter Ended March 31, 2015

•	Total revenue for the first quarter of 2015 was $120.3 million, an increase of 8% from $111.1 million for the first quarter of 2014. On a constant currency basis, total revenue increased 23% as compared to the first quarter of 2014. License revenue for the first quarter of 2015 was $54.8 million, an increase of 2% from $53.9 million for the first quarter of 2014. On a constant currency basis, license revenue increased 16% as compared to the first quarter of 2014.

•	GAAP loss from operations for the first quarter of 2015 was ($24.1) million, compared to a GAAP loss from operations of ($23.5) million for the first quarter of 2014. GAAP net loss was ($30.3) million for the first quarter of 2015, or ($0.33) per diluted common share, compared to a GAAP net loss of ($25.9) million, or ($0.29) per diluted common share, for the first quarter of 2014.

•	Non-GAAP loss from operations was ($13.5) million for the first quarter of 2015, compared to a non-GAAP loss from operations of ($14.5) million for the first quarter of 2014. Non-GAAP net loss was ($8.5) million for the first quarter of 2015, or ($0.09) per diluted common share, compared to a non-GAAP net loss of ($10.4) million, or ($0.12) per diluted common share, for the first quarter of 2014.

•	Cash and cash equivalents as of March 31, 2015 were $281.1 million compared to $244.0 million at December 31, 2014. Net cash provided by operating activities was $36.0 million for the first quarter of 2015, as compared to $19.4 million for the first quarter of 2014.

Operating Highlights

•	For the first quarter of 2015, on a constant currency basis, total revenue in the Americas increased 19% over the prior year period, total revenue from Europe increased 21% over the prior year period, and total revenue from Rest of World increased 43% over the prior year period.

•	Added new customers during the quarter including Citco Fund Services, Dehner GmbH & Co. KG, Federal Retirement Thrift Investment Board, First Utility, Hallym University Medical Center, Health Quest, Navient Solutions Inc., NHS Mid Essex CCG, Reliant Medical Group and Yo! Sushi Limited.

•	Expanded numerous customer engagements globally through our land and expand strategy including Alfa Laval AB, Air Force Material Command, Asbury Automotive, Aramark, Canadian Pacific Railway, Club Méditerranée, Daimler AG, DirecTV, Liberty Global Services BV, lululemon Athletica, Inc., LR Global Holding GmbH, Lush Japan Co., Ltd., On Semiconductor Corporation, Profil Optik A/S, South Central Ambulance Service NHS Trust, Synertrade and Vodafone.

•	Completed 88 deals with license and first year maintenance over $100,000 in the first quarter of 2015, including 17 deals over $250,000 and 3 deals over $1 million, compared to 101 deals over $100,000, including 28 deals over $250,000 and 1 deal over $1 million in the prior year period.

•	Generated 66% of license and first year maintenance billings from existing customers in the first quarter of 2015, compared to 62% in the prior year period.

•	Generated 65% of license and first year maintenance billings from our indirect partner channel and 35% from our direct channel in the first quarter of 2015, compared to 57% from our indirect partner channel and 43% from our direct channel in the prior year period.

Business Outlook

Based on information available as of April 23, 2015, Qlik anticipates total revenue growth of 8% to 10% on a reported basis and 20% to 22% on a constant currency basis for the full year 2015. Qlik is issuing guidance for the second quarter and full year 2015 as follows:

in millions, except for per share data	Guidance Range Q2 2015		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$133.0	$137.0	1%	4%	16%	20%

Non-GAAP income (loss) from operations[2]	$(2.0)	$1.0
Non-GAAP income (loss) per diluted common share[2,3]	$(0.02)	$0.01

	Guidance Range Full Year 2015		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$600.0	$610.0	8%	10%	20%	22%

Non-GAAP income from operations[2]	$42.0	$46.0
Non-GAAP income per diluted common share[2,4]	$0.32	$0.35

[1]	To determine projected revenue growth rates on a constant currency basis for second quarter and full year 2015, expected revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.
[2]	Expectations of non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share exclude stock-based compensation expense, employer payroll taxes on stock transactions, contingent consideration adjustments and amortization of intangible assets.
[3]	Assumes an estimated long-term effective tax rate of 30%, basic weighted average shares outstanding of approximately 92 million and diluted weighted average shares outstanding of approximately 93 million.
[4]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of approximately 93 million.

Qlik’s expectations of total revenue, non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share for the second quarter and full year 2015 assume that foreign currency exchange rates for the second quarter and full year 2015 will approximate current exchange rates. This Business Outlook is directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue and expenses can impact our results.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, April 23, 2015 at 5:00 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 12101809. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until April 26, 2015 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 12101809. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share, non-GAAP revenue and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP

Measures to GAAP”, “Reconciliation of Non-GAAP Revenue to GAAP Revenue” and “Reconciliation of Year-Over-Year Projected Revenue Growth Rate to Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three months March 31, 2015 and 2014, non-GAAP loss from operations is determined by taking GAAP loss from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments. Non-GAAP net loss is determined by taking GAAP loss before provision for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the non-GAAP net loss and related loss per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Contingent consideration adjustment. Qlik periodically enters into business combinations which may contain contingent consideration arrangements. At each reporting date, management remeasures these contingent consideration liabilities at fair value until the contingencies are resolved. During the three months ended March 31, 2015, a charge of $0.1 million was recorded related to changes in the fair value of contingent consideration liabilities and is included in Qlik’s consolidated statement of operations. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

To determine the revenue growth rates on a constant currency basis for the three months ended March 31, 2015, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates. Qlik reports results in U.S. dollars but does business on a global basis in multiple currencies. Exchange rate fluctuations affect the U.S.

dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of Qlik’s financial results in this release includes comparisons with the prior year period in constant currency terms. Management believes this information facilitates comparison of underlying results over time.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the second quarter and full year 2015 will approximate current foreign currency exchange rates. In addition, Qlik’s expectations of year-over-year projected revenue growth rates on a constant currency basis for the second quarter and full year 2015 assume that expected revenue from entities reporting in foreign currencies are translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in data discovery delivering intuitive solutions for self-service data visualization and guided analytics. Approximately 35,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “see,” “seek,” “forecast,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and costs; Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Any statements regarding Qlik’s products are intended to outline its general product direction and should not be relied on in making a purchase decision, as the development, release, and timing of any features and functionality remains at Qlik’s sole discretion. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

© 2015 QlikTech International AB. All rights reserved. Qlik®, Qlik® Sense, QlikView®, QlikTech®, and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

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Qlik Technologies Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Revenue:
License revenue	$54,807	$53,883
Maintenance revenue	52,670	45,845
Professional services revenue	12,787	11,384

Total revenue	120,264	111,112

Cost of revenue:
License revenue	1,972	1,506
Maintenance revenue	3,258	3,057
Professional services revenue	15,911	13,476

Total cost of revenue	21,141	18,039

Gross profit	99,123	93,073

Operating expenses:
Sales and marketing	76,641	72,763
Research and development	17,395	17,046
General and administrative	29,174	26,761

Total operating expenses	123,210	116,570

Loss from operations	(24,087)	(23,497)

Other income (expense), net:
Interest income, net	30	35
Foreign exchange gain (loss), net	1,395	(363)

Total other income (expense), net	1,425	(328)

Loss before provision for income taxes	(22,662)	(23,825)

Provision for income taxes	(7,658)	(2,055)

Net loss	$(30,320)	$(25,880)

Net loss per common share
Basic and diluted	$(0.33)	$(0.29)

Weighted average number of common shares outstanding
Basic and diluted	90,999,316	89,204,334

Stock-based compensation expense for the three months ended March 31, 2015 and 2014 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2015	2014
	(unaudited)

Cost of revenue	$1,025	$556
Sales and marketing	4,670	4,107
Research and development	956	811
General and administrative	2,746	2,364

	$9,397	$7,838

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Reconciliation of non-GAAP loss from operations:

GAAP loss from operations	$(24,087)	$(23,497)
Stock-based compensation expense	9,397	7,838
Employer payroll taxes on stock transactions	142	363
Contingent consideration adjustment	106	—
Amortization of intangible assets	905	809

Non-GAAP loss from operations	$(13,537)	$(14,487)

Non-GAAP loss from operations as a percentage of total revenue	-11.3%	-13.0%
GAAP loss from operations as a percentage of total revenue	-20.0%	-21.1%

Reconciliation of non-GAAP net loss:

GAAP net loss	$(30,320)	$(25,880)
Stock-based compensation expense	9,397	7,838
Employer payroll taxes on stock transactions	142	363
Contingent consideration adjustment	106	—
Amortization of intangible assets	905	809
Income tax adjustment*	11,292	6,500

Non-GAAP net loss	$(8,478)	$(10,370)

Non-GAAP net loss per common share - basic and diluted	$(0.09)	$(0.12)

GAAP net loss per common share - basic and diluted	$(0.33)	$(0.29)

Weighted average number of common shares outstanding - basic and diluted	90,999,316	89,204,334

*	Income tax adjustment is used to adjust the GAAP provision for income taxes to a non-GAAP benefit for income taxes utilizing an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended March 31,
	2015	2014	% change
	(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$120,264	$111,112	8%
Estimated impact of foreign currency fluctuations			15%

Total revenue constant currency growth rate			23%

	Three Months Ended March 31,
	2015	2014	% change
	(unaudited)
Constant currency reconciliation:
License revenue, as reported	$54,807	$53,883	2%
Estimated impact of foreign currency fluctuations			14%

License revenue constant currency growth rate			16%

	Three Months Ended March 31,
	2015	2014	% change
	(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$52,670	$45,845	15%
Estimated impact of foreign currency fluctuations			15%

Maintenance revenue constant currency growth rate			30%

	Three Months Ended March 31,
	2015	2014	% change
	(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$12,787	$11,384	12%
Estimated impact of foreign currency fluctuations			13%

Professional services revenue constant currency growth rate			25%

	Three Months Ended March 31,
	2015	2014	% change
	(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$42,867	$36,852	16%
Estimated impact of foreign currency fluctuations			3%

Americas revenue constant currency growth rate			19%

	Three Months Ended March 31,
	2015	2014	% change
	(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$63,017	$62,773	0%
Estimated impact of foreign currency fluctuations			21%

Europe revenue constant currency growth rate			21%

	Three Months Ended March 31,
	2015	2014	% change
	(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$14,380	$11,487	25%
Estimated impact of foreign currency fluctuations			18%

Rest of World revenue constant currency growth rate			43%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$281,056	$244,018
Accounts receivable, net	142,564	203,766
Prepaid expenses and other current assets	16,394	19,901
Deferred income taxes	2,082	2,082

Total current assets	442,096	469,767

Property and equipment, net	26,163	26,455
Intangible assets, net	14,511	21,195
Goodwill	37,799	38,702
Deferred income taxes	3,125	3,015
Deposits and other noncurrent assets	5,321	2,835

Total assets	$529,015	$561,969

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$647	$2,139
Accounts payable	3,708	6,887
Deferred revenue	131,066	127,565
Accrued payroll and other related costs	39,842	53,674
Accrued expenses	34,428	40,712
Deferred income taxes	37	37

Total current liabilities	209,728	231,014

Long-term liabilities:
Deferred revenue	4,250	4,564
Deferred income taxes	2,135	3,477
Other long-term liabilities	14,062	14,422

Total liabilities	230,175	253,477

Commitments and contingencies

Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	350,229	327,419
Accumulated deficit	(51,914)	(21,594)
Accumulated other comprehensive income	516	2,658

Total stockholders’ equity	298,840	308,492

Total liabilities and stockholders’ equity	$529,015	$561,969

Qlik Technologies Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Cash flows from operating activities
Net loss	$(30,320)	$(25,880)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,359	2,569
Stock-based compensation expense	9,397	7,838
Excess tax benefit from stock-based compensation	(6,570)	(3,445)
Unrealized foreign currency loss, net	10,422	288
Other non-cash items	897	342
Changes in assets and liabilities
Accounts receivable	50,709	37,737
Prepaid expenses and other assets	(158)	(3,542)
Deferred revenue	10,629	11,072
Accounts payable and other liabilities	(12,348)	(7,610)

Net cash provided by operating activities	36,017	19,369

Cash flows from investing activities
Capital expenditures	(2,986)	(3,407)

Net cash used in investing activities	(2,986)	(3,407)

Cash flows from financing activities
Proceeds from exercise of common stock options	6,843	5,968
Excess tax benefit from stock-based compensation	6,570	3,445

Net cash provided by financing activities	13,413	9,413
Effect of exchange rate on cash and cash equivalents	(9,406)	211

Net increase in cash and cash equivalents	37,038	25,586
Cash and cash equivalents, beginning of period	244,018	227,693

Cash and cash equivalents, end of period	$281,056	$253,279

Supplemental cash flow information:
Cash paid during the period for income taxes	$1,904	$2,185

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$—	$1,048